Exhibit 99.4

Aditxt Inc.

Unaudited Pro Forma Consolidated Financial Statements

(In U.S. dollars)

December 31, 2023

Aditxt Inc.

Pro Forma Consolidated Statement of Financial Position

(Unaudited)

(In thousands of U.S. dollars)

As at December 31, 2023

	Aditxt	Evofem	Appili (Note 3)	Pro Forma adjustments	Notes	Pro Forma consolidated
ASSETS	$	$	$	$		$
CURRENT ASSETS:
Cash	97	-	456	12,104	5(a)	12,657
Restricted Cash	-	580	-	-		580
Accounts receivable, net	408	5,738	800	-		6,946
Inventory	746	1,697	-	-		2,443
Prepaid expenses	217	1,195	173	-		1,585
Subscription receivable	5,445	-	-	-		5,445
Other receivable	-	-	33	-		33
TOTAL CURRENT ASSETS	6,913	9,210	1,462	12,104		29,689

Fixed assets, net	1,898	1,203	26	-		3,127
Intangible assets, net	9	-	-	6,568	5(b)	6,577
Deposits	106	-	-	-		106
Right of use asset - long term	2,200	106	-	-		2,306
Other assets	-	35	-	-		35
Goodwill	-	-	-	130,152	5(c)	130,152
Investment in Evofem	22,277	-	-	(22,277)	5(d)	-
Deposit on acquisition	11,174	-	-	(11,174)	5(d)	-
TOTAL ASSETS	44,577	10,554	1,488	115,373		171,992

The accompanying notes are an integral part to these unaudited pro forma consolidated financial statements.

Aditxt Inc.

Pro Forma Consolidated Statement of Financial Position

(Unaudited)

(In thousands of U.S. dollars)

As at December 31, 2023

LIABILITIES AND STOCKHOLDERS’ EQUITY	Aditxt	Evofem	Appili (Note 3)	Pro Forma Adjustments	Notes	Pro Forma Consolidated
CURRENT LIABILITIES:	$	$	$	$		$
Accounts payable and accrued expenses	8,555	23,856	2,835	3,052	5(e)	38,298
Notes payable - related party	375	-	-	-		375
Notes payable, net of discount	15,653	-	-	-		15,653
Financing on fixed assets	148	-	-	-		148
Deferred rent	159	-	-	-		159
Convertible notes payable carried at fair value	-	14,731	-	(14,731)	5(e)	-
Convertible notes payable - Adjuvant	-	28,537	-	(28,537)	5(e)	-
Derivative liabilities	-	1,926	-	(1,926)	5(e)	-
Other current liabilities	-	3,316	-	-		3,316
Corporate taxes payable	-	-	29	-		29
Long-term debt - current	-	-	314	-		314
Lease liability - current	1,000	97	-	-		1,097
TOTAL CURRENT LIABILITIES	25,890	72,463	3,178	(42,142)		59,389

Settlement liability	1,600	-	-	-		1,600
Long-term debt – non-current	-	-	5,740	-		5,740
Lease liability - long term	1,042	8	-	-		1,050
TOTAL LIABILITIES	28,532	72,471	8,918	(42,142)		67,779

Convertible and redeemable preferred stock	-	4,593	-	66,158	5(f)	70,751

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	1	2	-	(2)	5(g)	1
Treasury stock	(202)	-	-	-		(202)
Additional paid-in capital	143,998	823,036	44,621	(847,171)	5(g)	164,484
Accumulated other comprehensive loss	-	(849)	(5)	854	5(g)	-
Accumulated deficit	(127,742)	(888,699)	(52,046)	937,525	5(g)	(130,811)
	16,055	(66,510)	(7,430)	91,357		33,472
NON-CONTROLLING INTEREST	(10)	-	-	-		(10)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	16,045	(66,510)	(7,430)	91,357		33,462

TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	44,577	10,554	1,488	115,373		171,992

The accompanying notes are an integral part to these unaudited pro forma consolidated financial statements.

Aditxt Inc.

Consolidated Pro Forma Statement of Earnings

(Unaudited)

(In thousands of U.S. dollars, except earnings per share)

For the year ended December 31, 2023

	Aditxt	Evofem	Appili (Note 3)	Pro Forma Adjustments	Notes	Pro Forma Consolidated
REVENUE	$	$	$	$		$
Sales	645	18,218	852	-		19,715
Cost of goods sold	757	6,512	-	-		7,269
Gross profit (loss)	(112)	11,706	852	-		12,446
OPERATING EXPENSES
Research and development	7,074	2,939	4,101	-		14,114
Sales and marketing	269	11,664	184	-		12,117
General and administrative expenses	18,607	14,950	2,424	2,600		38,581
Total operating expenses	25,950	29,553	6,709	2,600		64,812

NET LOSS FROM OPERATIONS	(26,062)	(17,847)	(5,857)	(2,600)		(52,366)

OTHER INCOME/(EXPENSE)
Interest expense	(4,195)	-	-	-		(4,195)
Interest income	10	31	17	-		58
Other expense/(income)	-	(2,628)	147	-		(2,481)
Amortization of debt discount	(2,195)	-	-	-		(2,195)
Amortization of intangible assets	-	-	-	(469)	5(h)	(469)
Loss on issuance of financial instruments	-	(6,776)	-	6,776	5(h)	-
Gain on debt extinguishment	-	75,337	-	(75,337)	5(h)	-
Change in fair value of financial instruments	-	4,879	-	(4,879)	5(h)	-
Financing costs	-	-	(1,254)	-		(1,254)
Government assistance	-	-	3,047	-		3,047
Gain on note exchange agreement	52	-	-	-		52
Total other income/(expense)	(6,328)	70,843	1,957	(73,909)		(7,437)
Net income/(loss) before income taxes	(32,390)	52,996	(3,900)	(76,509)		(59,803)
Income tax expense	-	(17)	(50)	-		(67)
NET INCOME/(LOSS)	(32,390)	52,979	(3,950)	(76,509)		(59,870)
NON-CONTROLLING INTEREST LOSS	(10)	-	-	-		(10)
NET INCOME/(LOSS) ATTRIBUTABLE TO ADITXT, INC. & SUBSIDIARIES	(32,380)	52,979	(3,950)	(76,509)		(59,860)
Deemed Dividend	(320)	(2,984)	-	2,984		(320)
NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	(32,700)	49,995	(3,950)	(73,525)		(60,180)

NET INCOME/(LOSS) per share:
Basic	(108)					(95)
Diluted	(108)					(95)
Weighted average number of shares:
Basic	302,356					635,232
Diluted	302,356					635,232

The accompanying notes are an integral part to these unaudited pro forma consolidated financial statements.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the year ended December 31, 2023

1	Description of Transactions

Acquisition of Appili Therapeutics Inc. by Aditxt Inc.:

On December 12, 2023, Aditxt Inc. (“Aditxt”), through its wholly owned subsidiary, Adivir, Inc. (“Adivir”), acquired all of the outstanding Class A common shares of Appili Therapeutics Inc. (“Appili”) by way of a court approved plan of arrangement under the Canada Business Corporations Act and a definitive arrangement agreement entered between Appili and Adivir (the “Appili Transaction”). Upon closing of the Appili Transaction, Appili will become an indirect, wholly owned subsidiary of Aditxt. As part of the acquisition terms, Appili shareholders will receive 0.002745004 of a share of Aditxt common stock (the “Share Consideration”) and US$0.0467 in cash for each Appili share held (the “Cash Consideration” and together with Share Consideration collectively, the “Appili Transaction Consideration”), representing total consideration of approximately $6,582 based on closing price of the Aditxt shares on July 5, 2024. The consideration for acquiring Appili also included the assumption of Appili’s existing liabilities.

Acquisition of Evofem Biosciences by Aditxt:

On December 11, 2023, Aditxt, through a definitive agreement, entered into an Agreement and Plan of Merger, as amended and restated, with Evofem Biosciences, Inc. (“Evofem”) whereby Evofem will merge with a merger sub with Evofem surviving as as a wholly owned subsidiary of Aditxt (the “Evofem Transaction” and together with the Appili Transaction collectively, “the Transactions”)). The consideration for acquiring Evofem includes the issuance or exchange of convertible preferred stock of $91,610, and cash consideration of $1,800 to Evofem’s common stockholders, along with paying off Evofem’s senior secured notes amounting to $12,592, investment of $4,000 to Evofem and the assumption of Evofem’s existing liabilities.

2	Basis of preparation

The accompanying unaudited Pro Forma Consolidated Financial Statements of Aditxt, have been prepared to give effect to the acquisitions of Evofem and Appili under the acquisition method of accounting in accordance with ASC Topic 805 – Business Combinations (“ASC 805”). The unaudited Pro Forma Consolidated Statement of Financial Position gives effect to the transactions as if they had occurred on December 31, 2023. The unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2023, gives effect to the transactions as if they had occurred on January 1, 2023. The unaudited Pro Forma Consolidated Statement of Financial Position combines the audited Consolidated Statement of Financial Position of Aditxt as at December 31, 2023, with the audited Consolidated Statement of Financial Position of Evofem as at December 31, 2023 and the adjusted unaudited interim condensed consolidated financial statements of Appili as at December 31, 2023 (see note 3).

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the year ended December 31, 2023

2	Basis of preparation (continued)

The unaudited Pro Forma Consolidated Financial Statements are based on, and should be read in conjunction with:

●	the audited consolidated financial statements of Aditxt as at and for the year ended December 31, 2023 (“Aditxt’s 2023 Annual Consolidated Financial Statements”) prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“US GAAP);

●	the audited consolidated financial statements of Evofem as at and for the year ended December 31, 2023 (“Evofem’s 2023 Annual Consolidated Financial Statements”) prepared in U.S. dollars and in accordance with US GAAP;

●	the audited consolidated financial statements of Appili as at and for the year ended March 31, 2023 (Appili’s 2023 Annual Consolidated Financial Statements”) prepared in Canadian Dollars (“CAD”) and in accordance with Internation Financial Reporting Standards (“IFRS”); and

●	the unaudited interim condensed consolidated financial statements for the nine months ended December 31, 2023 (“Appili 2023 Interim Condensed Consolidated Financial Statements”) prepared in CAD and in accordance with IFRS.

For the purposes of preparing the unaudited Pro Forma Consolidated Financial Statements, adjustments have been made to align the financial information to US GAAP and convert to U.S. dollars (see note 3).

The unaudited Pro Forma Consolidated Financial Statements have been presented for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or financial performance would have been had the transactions been completed as at the dates indicated above, nor does it purport to project the future financial position or operating results of the combined company. The unaudited Pro Forma Consolidated Financial Statements do not reflect potential cost savings, operating synergies, and revenue enhancements that may be realized from the transactions. The actual financial position and results of operations of Aditxt for any period following the closing of the transactions may vary from the amounts set forth in the unaudited Pro Forma Consolidated Financial Statements, and such variations could be material.

The pro forma adjustments are based upon available information and certain assumptions believed to be reasonable under the circumstances. The purchase price allocation and the corresponding fair value adjustments are provisional and subject to refinement as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. Aditxt will finalize all amounts as it obtains the necessary information to complete the measurement process, which will be no later than one year from the closing of the transactions. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited Pro Forma Consolidated Financial Statements. Differences between these preliminary estimates and the final acquisition accounting may occur, and these differences could be material to the accompanying unaudited Pro Forma Consolidated

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the year ended December 31, 2023

3	IFRS to US GAAP Reconciliation

Financial Statements and Aditxt’s future financial performance and financial position. 3 IFRS to US GAAP Reconciliation

For the purposes of preparing the unaudited Pro Forma Consolidated Financial Statements, adjustments have been made to align the financial information of Appili to US GAAP and convert to U.S. dollars as detailed below.

As the ending date of the fiscal period for Appili differs from that of Aditxt, adjustments were made to combine the historical results of Appili for the nine months period ended December 31, 2023, with the three months period ended March 31, 2023, resulting in a recreated statement of earnings for the twelve months ended December 31, 2023, as summarized below.

Appili Therapeutics Inc	As reported on December 31, 2023	US GAAP Adjustments	Notes	As at December 31, 2023	Currency Translation Adjustments	Notes	As at December 31, 2023
Consolidated Balance Sheet	(IFRS)			(US GAAP)			(US GAAP)
	(CAD)			(CAD)			(U.S. Dollars)
	$			$			$
Assets
Current Assets
Cash	603			603	(147)	(c)	456
Accounts receivable	1,058			1,058	(258)	(c)	800
Other receivable	44			44	(11)	(c)	33
Prepaid expenses	229			229	(56)	(c)	173
	1,934	-		1,934	(472)		1,462
Non-Current Assets
Fixed assets, net	34			34	(8)	(c)	26
Total Assets	1,968	-		1,968	(480)		1,488

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the year ended December 31, 2023

3.	IFRS to US GAAP Reconciliation (continued)

Appili Therapeutics Inc	As reported on December 31, 2023	US GAAP Adjustments	Notes	As at December 31, 2023	Currency Translation Adjustments	Notes	As at December 31, 2023
Consolidated Balance Sheet	(IFRS)			(US GAAP)			(US GAAP)
	(CAD)			(CAD)			(U.S. Dollars)
	$			$			$
Liabilities
Current Liabilities
Accounts payable and accrued expenses	3,749			3,749	(914)	(c)	2,835
Long-term debt - current	420	(5)	(a)	415	(101)	(c)	314
Corporate taxes payable	39			39	(10)	(c)	29
	4,208	(5)		4,203	(1,025)		3,178
Non-Current liabilities
Long-term debt - non-current	7,592			7,592	(1,852)	(c)	5,740
Total Liabilities	11,800	(5)		11,795	(2,877)		8,918

Shareholder’s Equity
Additional paid-in capital	58,158			58,158	(13,537)	(d)	44,621
Accumulated deficit	(67,990)	5	(a)	(67,985)	15,939	(d)	(52,046)
Currency translation adjustments					(5)	(e)	(5)
Total Shareholder’s Equity	(9,832)	5		(9,827)	2,397		(7,430)

Total Liabilities and Shareholder’s Equity	1,968	-		1,968	(480)		1,488

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the year ended December 31, 2023

3	IFRS to US GAAP Reconciliation (continued)

Appili Therapeutics Inc	12 months ended December 31, 2023 (Recreated)	US GAAP Adjustments	Notes	12 months ended December 31, 2023	Currency translation adjustments	Notes	12 months ended December 31, 2023
	(IFRS)			(US GAAP)			(US GAAP)
	(CAD)			(CAD)			(U.S. Dollars)
Income	$			$			$
Sales	1,150	-		1,150	(298)	(f)	852
Interest income	23	-		23	(6)	(f)	17
	1,173	-		1,173	(304)		869
Expenses
Research and development	5,495	40	(b)	5,535	(1,434)	(f)	4,101
Sales and marketing	249	-		249	(65)	(f)	184

General and administrative expenses	3,272	-		3,272	(848)	(f)	2,424
Financing costs	1,698	(5)	(a)	1,693	(439)	(f)	1,254
Government assistance	(4,072)	(40)	(b)	(4,112)	1,065	(f)	(3,047)
Other income	(198)	-		(198)	51	(f)	(147)
	6,444	(5)		6,439	(1,670)		4,769
Loss before income taxes	(5,271)	5		(5,266)	1,366		(3,900)
Income tax expense	68	-		68	(18)	(f)	50
Net loss	(5,339)	5		(5,334)	1,384		(3,950)

(a) Reflects an adjustment to the accretion of a loan payable on conversion from IFRS to US GAAP.

(b) Reflects a presentation conforming adjustment to reclassify recognition of government grant funding relating to research and development activities on conversion from IFRS to US GAAP.

(c) Reflects a currency translation adjustment from CAD to US dollars using the closing exchange rate on December 31, 2023, of 0.7561.

(d) Reflects a currency translation adjustment from CAD to US dollars using the closing historical exchange rate for equity transactions and subsequently carried at historic values.

(e) Reflects a presentation currency translation difference adjustment arising on translation of CAD to US dollars using historical rates.

(f) Reflects a currency translation adjustment from CAD to US dollars using the average exchange rate for the year ended December 31, 2023, of 0.7409.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the year ended December 31, 2023

4	Preliminary Purchase Price Allocation

The following is a preliminary fair value estimate of the assets acquired and liabilities assumed by Aditxt in connection with Appili Transaction and Evofem Transaction, reconciled to the purchase price. For any items without a corresponding reference below, book value is assumed to reasonably approximate fair value based on currently available information.

	Notes	Evofem	Appili
Assets acquired		$	$
Cash		-	456
Restricted cash		580	-
Accounts receivable		5,738	800
Inventory		1,697	-
Prepaid expenses		1,195	173
Other receivable		-	33
Intangible assets	(a)	-	7,037
Fixed assets		1,203	26
Right-of-use assets		106	-
Other assets		35	-
Total Assets		10,554	8,525
Liabilities assumed
Accounts payable and accrued expenses		23,856	2,835
Other current liabilities		3,316	-
Corporate taxes payable		-	29
Long-term debt		-	6,054
Lease liabilities		105	-
		27,277	8,918
Fair value of identifiable net liabilities acquired		(16,723)	(393)

Goodwill arising on acquisition:
Cash consideration		1,800	6,096
Shares issued		-	486
Convertible preferred shares issued		91,610	-
Notes assumed		13,044	-
Consideration paid		106,454	6,582
Add: fair value of identifiable net liabilities acquired		16,723	393

Goodwill arising from transaction	(b)	123,177	6,975

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the year ended December 31, 2023

4	Preliminary Purchase Price Allocation (continued)

(a) A preliminary fair value estimate of $7,037 has been allocated to identifiable intangible assets acquired for the Appili Transaction. Intangibles assets acquired include licences and intellectual property rights to the research and development activities of Appili, with a useful life of 15 years.

(b) A preliminary estimate of $123,177 and $6,975 has been allocated to the goodwill for the Evofem Transaction and the Appili Transaction, respectively. Goodwill is calculated as the excess of the preliminary estimate of the acquisition date fair value of the consideration transferred, over the preliminary estimate of the fair values assigned to the identifiable assets acquired and liabilities assumed.

5	Pro Forma Adjustments in Connection with the Transactions

The following summarizes the pro forma adjustments in connection with the Appili Transaction and the Evofem Transaction to give effect to the transactions as if they had occurred on January 1, 2023, for the purposes of the unaudited Pro Forma Consolidated Statement of Earnings and on December 31, 2023, for the purposes of the unaudited Pro Forma Consolidated Statement of Financial Position. The pro forma adjustments were based on preliminary estimates and assumptions that are subject to change.

(a) Cash

Reflects the pro forma adjustment to cash representing the sources and uses of cash to close the Transactions as if the Transactions had occurred on December 31, 2023. Sources and uses of cash include the $6,096 decrease for the preliminary purchase price paid for the Appili Transaction, $1,800 decrease for the preliminary purchase price paid for the Evofem Transaction and an increase of $20,000 in proceeds from the issuance of common stock of Aditxt, net of issuance costs.

(b) Intangible Assets

An increase of $7,037 to the carrying value of Appili intangible assets to adjust it to its preliminary estimated fair value. Intangibles assets acquired include licences and intellectual property rights to research and development activities of Appili.

The unaudited Pro Forma Consolidated Statement of Earnings is also adjusted to increase amortization expense by $469 for amortization of the intangible assets recorded at fair value.

(c) Goodwill

Reflects an increase of $123,177 and $6,975 of goodwill as a result of the preliminary purchase price allocation of Evofem Transaction and Appili Transaction, respectively. Goodwill is not amortized and is not currently assumed to be deductible for tax purposes. Goodwill could materially change based on changes in estimates in the fair value of the assets acquired, and liabilities assumed.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the year ended December 31, 2023

5       Pro Forma Adjustments in Connection with the Transactions (continued)

(d) Investment in Evofem and Deposit on acquisition

Reflects a decrease of $22,277 in Investment in Evofem and $11,367 decrease in Deposit on acquisition for the elimination of cost of investment in Evofem on consolidation.

The unaudited Pro Forma Consolidated Statement of Earnings is also adjusted to eliminate the amortization of $193 relating to the discount recognized on the notes assumed on acquisition of Evofem.

(e) Current Liabilities

Accounts payable and accrued expenses: Reflects an increase of $2,600 for transaction costs associated with Evofem Transaction and Appili Transaction and $452 related to interest payable on notes.

Convertible notes payable carried at fair value: Reflects a decrease of $14,731 to reflect the settlement of the notes in conjunction with the close of the transaction.

Convertible notes payable – Adjuvant: Reflects a decrease of $28,537 to reflect the settlement of the notes in conjunction with the close of the transaction.

Derivative liabilities: Reflects a decrease of $1,926 to reflect the settlement of the liabilities in conjunction with the close of the transaction.

(f) Mezzanine Equity

Convertible preferred stock: Reflects an increase of $66,158 for the issuance of convertible preferred stock for the Evofem Transaction and $4,593 decrease on elimination of convertible preferred stock of Evofem on consolidation.

(g) Total Equity

Common stock: Reflects the elimination of $2 for the common stock of Evofem.

Additional paid-in capital: Reflects an increase of $20,719 for the issuance of common stock in connection with the Appili Transaction, a $44,621 decrease on elimination of Appili paid-in-capital and a $823,036 decrease on elimination of Evofem paid-in-capital on consolidation.

Accumulated other comprehensive loss: Reflects an increase of $5 on elimination of currency translation adjustment on consolidation of Appili and an increase of $849 upon elimination of comprehensive loss of Evofem.

Accumulated deficit: Reflects a $888,699 and $52,046 decrease in accumulated deficit to eliminate historical retained loss of Evofem and Appili, respectively, and a $469 increase in amortization expense for intangible assets relating to Appili and $2,600 increase for transaction costs associated with the Appili Transaction and Evofem Transaction.

(h) The unaudited Pro Forma Consolidated Statement of Earnings is also adjusted as follows:

●	Increase amortization expense by $469 for amortization of the intangible assets recorded at fair value for the twelve months ended December 31, 2023.
●	Decrease to loss on issuance of financial instruments of $6,776 for the twelve months ended December 31, 2023 to remove the impact of issuances of purchase rights due to a down-round related to instruments that would have been extinguished as a requirement of the Evofem closing.
●	Decrease to gain on debt extinguishment of $75,337 for the twelve months ended December 31, 2023 to remove the impact of the debt extinguishment related to an instrument that would have been extinguished as a requirement of the Evofem closing.
●	Decrease to change in fair value of financial instruments of $4,879 for the twelve months ended December 31, 2023 to remove the impact of fair value adjustments related to instruments that would have been extinguished as a requirement of the Evofem closing.